UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2014

Triumph Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, Suite 1700
Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01	Other Events.

On December 2, 2014, Triumph Bancorp, Inc. (the “Company”) announced that it had received all necessary regulatory approvals to redeem all of the outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series T1 and Series T2 (collectively, the “TARP Preferred Stock”) issued by its wholly-owned subsidiary, National Bancshares, Inc. The Company previously disclosed its intent to redeem the TARP Preferred Stock with a portion of the proceeds from its recently completed initial public offering. The TARP Preferred Stock will be redeemed for $26.2 million (which is a price equal to the liquidation amount of the TARP Preferred Stock, which totals $25.9 million in aggregate, plus accrued and unpaid dividends to, but excluding, the redemption date, which total $0.3 million in aggregate). It is anticipated that the redemption will be consummated on or about December 31, 2014.

A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

Date: December 2, 2014	By:	/s/ Adam D. Nelson
	Name:	Adam D. Nelson
	Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 2, 2014.

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